Exhibit 99.3

PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

The Unaudited Pro Forma Condensed Consolidated Combined Financial Statements, or the pro forma financial statements, combine the historical consolidated financial statements of NRG Yield and the historical impact of the Company’s 25% ownership of Desert Sunlight Investment Holdings, LLC, or Desert Sunlight, to illustrate the effect of the Desert Sunlight Acquisition. The pro forma financial statements were based on, and should be read in conjunction with, the:

• accompanying notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements;

• consolidated financial statements of NRG Yield for the year ended December 31, 2014 and for the six months ended June 30, 2015 and the notes relating thereto, included in NRG Yield’s Annual Report on Form 10-K for the year ended December 31, 2014, Current Report on Form 8-K filed on May 22, 2015 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015;

• consolidated financial statements of Desert Sunlight Investment Holdings, LLC for the year ended December 31, 2014 and for the six months ended June 30, 2015 and the notes relating thereto, included within Exhibits 99.1 and 99.2 to this Form 8-K/A.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Desert Sunlight Acquisition, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The Unaudited Pro Forma Condensed Consolidated Combined Statements of Operations, or the pro forma statements of operations, for the year ended December 31, 2014 and for the six months ended June 30, 2015, give effect to the Desert Sunlight Acquisition as if it occurred on January 1, 2014. A pro forma balance sheet is not required as the Desert Sunlight Acquisition occurred on June 29, 2015.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s results of operations and financial position would have been had the Desert Sunlight Acquisition been completed on the dates indicated. The pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

Unaudited Pro Forma Condensed Consolidated Combined Income Statement

Six Months Ended June 30, 2015

	NRG Yield, Inc.	Pro Forma Adjustments		Pro Forma Combined
	(in millions, except per share amounts)

Operating revenues
Total operating revenues	$217	$—		$217

Operating Costs and Expenses
Cost of operations	67	—		67
Depreciation and amortization	59	—		59
General and administrative - affiliate	3	—		3
Acquisition-related transaction and integration costs	1	—		1
Total operating costs and expenses	130	—		130

Operating Income	87	—		87

Other Income (Expense)
Equity in earnings of unconsolidated affiliates	9	8	(a)	17
Other income, net	—	—		—
Loss on debt extinguishment	(7)			(7)
Interest expense	(44)	—		(44)
Total other expense	(42)	8		(34)

Income Before Income Taxes	45	8		53

Income tax expense	4	2	(b)	6

Net Income	41	6		47

Less: Net income attributable to noncontrolling interests	31	4	(c)	35
Net Income Attributable to NRG Yield, Inc.	$10	$2		$12

Earnings per share attributable to Class A and Class Common stockholders
Weighted average number of Class A and Class C common shares outstanding - basic and diluted	35			35
Earnings per Class A and Class C common share - basic and diluted	$0.07			$0.08

Unaudited Pro Forma Condensed Consolidated Combined Income Statement

Year Ended December 31, 2014

	NRG Yield, Inc.	Pro Forma Adjustments		Pro Forma Combined
	(in millions, except per share amounts)

Operating revenues
Total operating revenues	$689	$—		$689

Operating Costs and Expenses
Cost of operations	239	—		239
Depreciation and amortization	166	—		166
General and administrative - affiliate	8	—		8
Acquisition-related transaction and integration costs	4	—		4
Total operating costs and expenses	417	—		417

Operating Income (Loss)	272	—		272

Other Income (Expense)
Equity in earnings of unconsolidated affiliates	27	8	(a)	35
Other income, net	3	—		3
Interest expense	(186)	—		(186)
Total other income (expense)	(156)	8		(148)

Income Before Income Taxes	116	8		124

Income tax expense (benefit)	4	2	(b)	6

Net Income	112	6		118

Less: Pre-acquisition net income of Drop Down Assets	48	—		48

Net Income Excluding Pre-Acquisition Net Income of Drop Down Assets	64	6		70

Less: Net income attributable to NRG	48	4	(c)	52

Net Income Attributable to NRG Yield, Inc.	$16	$2		$18

Earnings per share attributable to Class A and Class Common stockholders
Weighted average number of Class A and Class C common shares outstanding - basic and diluted	28	—		28
Earnings per Class A and Class C common share - basic and diluted	$0.30			$0.33

Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

(a)         Reflects the Company’s 25% share of Desert Sunlight’s net income for the period.

(b)         Reflects the adjustment to record the tax effect of Desert Sunlight’s net income for the period, calculated using NRG Yield’s effective tax rate.

(c)          Represents the adjustment to noncontrolling interest associated with the inclusion of the Company’s 25% share of Desert Sunlight’s net income for the period in NRG Yield’s results.